 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 5, 2017

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road, Dalton, Georgia	30720
(Address of principal executive offices)	(zip code)

(706) 876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders

The 2017 annual meeting of the shareholders (the “meeting”) of the Dixie Group, Inc. (the “Company”) was held on May 3, 2017. The final voting results for each of the proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - The number of Directors was set at nine, and the individuals listed below were elected for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

William F. Blue, Jr.	28,060,130	302,818		3,583,437

Charles E. Brock	28,187,861	175,087		3,583,437

Daniel K. Frierson	28,024,178	338,770		3,583,437

D. Kennedy Frierson, Jr.	28,143,375	219,573		3,583,437

Walter W. Hubbard	28,060,031	302,917		3,583,437

Lowry F. Kline	28,056,507	306,441		3,583,437

Hilda S. Murray	28,187,861	175,087		3,583,437

John W. Murrey, III	28,054,307	308,641		3,583,437

Michael L. Owens	28,189,960	172,988		3,583,437

Proposal 2 - Approval of the Company's Executive Compensation for its named executive officers ("Say-on-Pay").

Votes For	Votes Against	Abstentions	Broker Non-Votes

27,973,098	338,341	51,509	3,583,437

Proposal 3 - Approval of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes

31,913,712	28,920	3,753	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2017	THE DIXIE GROUP, INC.

By: /s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer